Exhibit 99.3

Maguire Properties, Inc.
355 South Grand Ave., Suite 3300
Los Angeles, California  90071

December 31, 2008

Mr. Shant Koumriqian
[Street Address]
[City], [State] [Zip Code]

Re:           Amended and Restated Employment Terms

Dear Shant:

Effective as of December 31, 2008 (the “Effective Date”), this letter (the “Letter”) shall amend and restate in its entirety that certain employment letter agreement (the “Original Agreement”), dated July 27, 2004, as amended and restated as of January 17, 2008 and as further amended as of July 1, 2008, between you and Maguire Properties, Inc. (the “REIT”) and Maguire Properties, L.P.  (the “Operating Partnership” and together with the REIT, the “Company”).  From and after the Effective Date, you and the Company agree that the Company will employ you on the terms and conditions set forth in this Letter:

1.   Position, Duties and Responsibilities.  You will be employed as Executive Vice President, Chief Financial Officer of the Company.  In the capacity of Executive Vice President, Chief Financial Officer, you will have such duties and responsibilities as are normally associated with such position.  Your duties may be changed from time to time by the Company, consistent with your position.  You will report to the Chief Executive Officer of the Company, and will work at the Company’s principal offices located in downtown Los Angeles (or such other location in the Los Angeles area as the Company may determine), except for travel to other locations as may be necessary to fulfill your responsibilities.  At the Company’s request, you will serve the Company and/or its subsidiaries and affiliates in other offices and capacities in addition to the foregoing.  In the event that you serve in any one or more of such additional capacities, your compensation will not be increased beyond that specified in this Letter.  In addition, in the event your service in one or more of such additional capacities is terminated, your compensation, as specified in this Letter, will not be diminished or reduced in any manner as a result of such termination for so long as you otherwise remain employed under the terms of this Letter.

2.   Base Salary.  During your employment with the Company, the Company will pay you a base salary (the “Base Salary”) of $250,000 per year through and including December 31, 2008, and increasing to $350,000 per year effective as of January 1, 2009, less payroll deductions and all required withholdings, payable in accordance with the Company’s normal payroll practices and prorated for any partial month of employment.  Your Base Salary may be subject to adjustment pursuant to the Company’s policies as in effect from time to time.

3.   Annual Bonus.  In addition to the Base Salary set forth above, you will be eligible to participate in the Company’s incentive bonus plan applicable to similarly situated employees of the Company.  The amount of your annual bonus (the “Annual Bonus”) will be based on the attainment of performance criteria established and evaluated by the Company in accordance with the terms of such bonus plan as in effect from time to time, provided that, subject to the terms of such bonus plan, your target Annual Bonus will be 60% of your Base Salary for such year.

4.   Restricted Stock Award.  You and the Company hereby acknowledge and agree that the REIT has granted you 17,644 restricted shares of the REIT’s common stock in satisfaction of the REIT’s obligation under the Original Agreement to grant you the Restricted Stock (as defined in the Original Agreement).  The terms and conditions of the Restricted Stock are set forth in a Restricted Stock Agreement, dated January 17, 2008, between you and the REIT.

5.   Additional Payment.  You and the Company hereby acknowledge that the Company paid you a lump-sum cash payment of $15,000 in connection with your Original Agreement.

6.   Benefits and Vacation.  You will be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs maintained or sponsored by the Company from time to time which are applicable to other similarly situated employees of the Company, subject to the terms and conditions thereof.  You will also be eligible for standard benefits, such as medical insurance, sick leave, vacations and holidays to the extent applicable generally to other similarly situated employees of the Company.

7.   Compensation Gross-Up.  The amount of compensation payable to you pursuant to Sections 2, 3, 4 and 5 above will be “grossed up” as necessary (on an after-tax basis) to compensate for any additional social security withholding taxes due as a result of your shared employment by the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof.  If any amounts become payable to you pursuant to this Section 7, then such amounts shall be paid to you promptly following the remittance of such taxes to the appropriate taxing authority, but in no event later than the end of the calendar year following that in which any such remittance is made.

8.   Confidential and Proprietary Information.  As a condition of your employment with the Company, you agree that during the term of such employment and any time thereafter, you will not directly or indirectly disclose or appropriate to your own use, or the use of any third party, any trade secret or confidential information concerning the REIT, the Operating Partnership, Maguire Properties Services, Inc., a Maryland corporation, their respective subsidiaries or affiliates (collectively, the “Maguire Group”) or their businesses, whether or not developed by you, except as it is required in connection with your services rendered for the Company.  You further agree that, upon termination of your employment, you will not receive or remove from the files or offices of the Maguire Group any originals or copies of documents or other materials maintained in the ordinary course of business of the Maguire Group, and that you will return any such documents or materials otherwise in your possession.  You further agree that, upon termination of your employment, you will maintain in strict confidence the projects in which any member of the Maguire Group is involved or contemplating.  You hereby acknowledge that irreparable injury will result to the Company in the event of a breach by you of your obligations under this Section 8 or Section 9 below, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor.  You further acknowledge, consent and agree that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by you.

9.     Non-Solicitation.  You further agree that during the term of such employment and for six months after your employment is terminated, you will not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with any member of the Maguire Group to terminate their employment, agency, or other relationship with the Maguire Group or such member or to render services for or transfer their business from the Maguire Group or such member and you will not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

10.   At-Will Employment.  Your employment with the Company is “at-will,” and either you or the Company may terminate your employment for any reason whatsoever (or for no reason) by giving 30 days prior written notice of such termination to the other party.  This at-will employment relationship cannot be changed except in a writing signed by you and an authorized representative of the Company.

11.   Termination of Employment Without Cause.

(a)           Severance Payment.  Subject to Section 11(c) below, if, during the period of your employment with the Company, you incur a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) by reason of a termination of your employment by the Company without Cause (as defined below), then, in addition to any other amounts payable to you through the date of termination of your employment, the Company will pay you a lump-sum cash severance payment within 60 days after the date of your Separation from Service (such date, the “Termination Date”) (with the exact payment date to be determined by the Company in its discretion) in an amount equal to the sum of (x) 100% of your Base Salary (at the rate in effect immediately prior to your Separation from Service), plus (y) 50% of your target Annual Bonus (assuming that you had remained employed) for the year in which the Termination Date occurs.

Notwithstanding the foregoing, in no event shall you or your estate or beneficiaries be entitled to any such payments set forth in Sections 11(a)(x) and (y) hereof upon any termination of your employment by reason of your total and permanent disability or your death.  Notwithstanding the foregoing, in no event shall payment of the amounts provided for in Sections 11(a)(x) and (y) hereof be required to be made unless you execute and deliver to the Company a release of claims in a form reasonably acceptable to the Company (the “Release”) within twenty-one (21) days (or, to the extent required by applicable law, forty-five (45) days) following the Termination Date and you not revoke such Release within seven (7) days thereafter.

(b)           Definition of Cause.  For purposes of this Letter, “Cause” shall mean:

(i)           your willful and continued failure to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Company, which demand specifically identifies the manner in which the Company believes that you have not substantially performed your duties;

(ii)           your willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or its subsidiaries or affiliates;

(iii)           your conviction of, or entry by you of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

(iv)           a willful breach by you of your fiduciary duty to the Company which results in economic or other injury to the Company or its subsidiaries or affiliates; or

(v)           your willful and material breach of your covenants set forth in Section 8 or 9 above.

For purposes of this provision, no act or failure to act on your part will be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company.

(c)           Six Month Delay.  Notwithstanding anything to the contrary in this Letter, no compensation or benefits, including without limitation any severance payments or benefits payable under Section 11(a) hereof, shall be paid to you during the 6-month period following your Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Letter would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of your death), the Company shall pay you a lump-sum amount equal to the cumulative amount that would have otherwise been payable to you during such period.

12.   Company Rules and Regulations.  As an employee of the Company, you agree to abide by Company rules and regulations as set forth in the Company’s Employee Handbook or as otherwise promulgated.

13.   Payment of Financial Obligations.  The payment or provision to you by the Company of any remuneration, benefits or other financial obligations pursuant to this Letter will be allocated to the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof in accordance with the Employee Sharing and Expense Allocation Agreement, by and between the REIT, the Operating Partnership, and Maguire Properties Services, Inc., as in effect from time to time.

14.   Arbitration.  Except as set forth in Section 8 above, any disagreement, dispute, controversy or claim arising, out of or relating to this Letter or the interpretation of this Letter or any arrangements relating to this Letter or contemplated in this Letter or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes.  In the event of such an arbitration proceeding, you and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators.  In the event you and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator.  Neither you nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties.  Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings.  The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law.  The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.  The arbitrator shall render an award and a written, reasoned opinion in support thereof.  Judgment upon the award may be entered in any court having jurisdiction thereof.

15.   Withholding.  The Company may withhold from any amounts payable under this Letter such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

16.   Entire Agreement.  As of the Effective Date, this Letter and the employment terms set forth herein, together with the Restricted Stock Agreement, comprise the final, complete and exclusive agreement between you and the Company with respect to the subject matter hereof and replace and supersede any and all other agreements, offers or promises, whether oral or written, made to you by any member of the Maguire Group, including without limitation, the Original Agreement.  You agree that any such agreement, offer or promise between you and any member of the Maguire Group (or any representative thereof), including without limitation, the Original Agreement, is hereby terminated and will be of no further force or effect, and you acknowledge and agree that upon your execution of this Letter, you will have no right or interest in or with respect to any such agreement, offer or promise.  This Letter may not be modified unless in writing and signed by both you and a duly authorized representative of the Company.

17.   Choice of Law.  This Letter (including any claim or controversy arising out of or relating to this Letter) shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without regard to conflict of law principles that would result in the application of any law other than the law of the State of California).

18.   Proof of Right to Work.  As required by law, this offer of employment is subject to satisfactory proof of your right to work in the United States.

           19.   Code Section 409A.

(a)           To the extent applicable, this Letter shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding any provision of this Letter to the contrary, if the Company determines that any compensation or benefits payable under this Letter may not be either exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Letter or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Letter from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 19(a) does not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.

(b)           To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Letter or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A of the Code and Section 11(c) hereof to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code.

(c)           To the extent that any payments or reimbursements provided to you under this Letter are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed to you reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred.  The amounts of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and your right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

20.   Notices.  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to you:  at your most recent address on the records of the Company

If to the REIT or the Operating Partnership:

Maguire Properties, Inc.
355 South Grand Avenue, Ste. 3300
Los Angeles, CA  90071
Attn: General Counsel

with a copy to:

Latham & Watkins

                        355 South Grand Avenue
Los Angeles, CA  90071
Attn: Julian Kleindorfer

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

21.   Counterparts.  This Letter and any agreement referenced herein may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

           Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this Letter in the space provided below for your signature and returning it to the Company.  Please retain one fully-executed original for your files.

Sincerely,
MAGUIRE PROPERTIES, INC.,
a Maryland corporation

By:	/s/ DOUGLAS J. GARDNER
Name:	Douglas J. Gardner
Title	Executive Vice President, Operations

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By:	Maguire Properties, Inc.
Its:	General Partner

By:	/s/ DOUGLAS J. GARDNER
Name:	Douglas J. Gardner
Title	Executive Vice President, Operations

Accepted and Agreed,
this 31st day of December, 2008.

By: /s/ SHANT KOUMRIQIAN
Shant Koumriqian